THIRD QUARTER 2014
SUPPLEMENTAL FINANCIAL INFORMATION

FIRST
POTOMAC
REALTY TRUST	www.first-potomac.com

Company Information

First Potomac Realty Trust is a leader in the ownership, management, development and redevelopment of office and business park properties in the greater Washington, DC region. Our focus is on acquiring properties that can benefit from our intensive property management, and repositioning properties to increase their profitability and value.

Corporate Headquarters	7600 Wisconsin Avenue
11th Floor
Bethesda, MD 20814

New York Stock Exchange

Website	www.first-potomac.com

Investor Relations	Jaime N. Marcus
Director, Investor Relations
(301) 986-9200
jmarcus@first-potomac.com

The forward-looking statements contained in this supplemental financial information, including statements in our earnings release regarding our 2014 Core FFO guidance and related assumptions, potential sales and timing of such sales, and future acquisitions and growth opportunities, are subject to various risks and uncertainties. Although we believe the expectations reflected in any forward-looking statements contained herein are based on reasonable assumptions, there can be no assurance that our expectations will be achieved. Certain factors that could cause actual results to differ materially from our expectations include changes in general or regional economic conditions; our ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs; our ability to complete acquisitions and, if applicable, dispositions on acceptable terms; our ability to manage our current debt levels and repay or refinance our indebtedness upon maturity or other required payment dates; our ability to maintain financial covenant compliance under our debt agreements; our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures; any impact of the informal inquiry initiated by the U.S. Securities and Exchange Commission (the “SEC”); our ability to obtain debt and/or financing on attractive terms, or at all; changes in the assumptions underlying our earnings and Core FFO guidance and other risks detailed in our Annual Report on Form 10-K and described from time to time in our filings with the SEC. Many of these factors are beyond our ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Note that certain figures are rounded to the nearest thousands or to a tenth of a percent throughout the document, which may impact footing and/or crossfooting of totals and subtotals.

Geographic Footprint - Washington D.C. Metro

TOTAL DOLLARS INVESTED
AS OF 12/31/09

Total Investment
$0
$100
*AMOUNTS ARE IN MILLIONS

TOTAL DOLLARS INVESTED
AS OF 09/30/14

Total Investment
$0
$100
*AMOUNTS ARE IN MILLIONS

TOTAL DOLLARS INVESTED AS OF 09/30/14
EXCLUDING NON-CORE PROPERTIES

Total Investment
$0
$100
*AMOUNTS ARE IN MILLIONS

Earnings Release

CONTACT:	First Potomac Realty Trust
Jaime N. Marcus	7600 Wisconsin Avenue
Director, Investor Relations	11th Floor
(301) 986-9200	Bethesda, MD 20814
jmarcus@first-potomac.com	www.first-potomac.com

FIRST POTOMAC REALTY TRUST REPORTS
THIRD QUARTER 2014 RESULTS

Consolidated Portfolio Now Over 90% Leased

BETHESDA, MD. (October 23, 2014) – First Potomac Realty Trust (NYSE: FPO), a leader in the ownership, management, development and redevelopment of office and business park properties in the greater Washington, D.C. region, reported results for the three and nine months ended September 30, 2014.

Third Quarter 2014 and Subsequent Highlights

•	Reported Core Funds From Operations of $15.4 million, or $0.25 per diluted share.

•	Executed 733,000 square feet of leases, including 389,000 square feet of new leases.

•	Increased leased percentage in consolidated portfolio to 90.6% from 87.4% at September 30, 2013.

•
In September, acquired 11 Dupont Circle, NW, a 153,000 square foot, nine-story, fully leased office building located in downtown Washington, D.C., for $89.0 million, bringing the aggregate purchase price of acquisitions for the year to $188.0 million.

•
In October, sold the four remaining buildings at Owings Mills Business Park, which totaled 180,500 square feet, for net proceeds of $12.4 million, bringing aggregate net proceeds from dispositions for the year to $97.7 million.

Douglas J. Donatelli, Chairman and CEO of First Potomac Realty Trust, stated, “We are pleased to report another strong quarter of results. Our leasing continues to be solid, with an eleventh consecutive quarter of positive net absorption, which brings our portfolio to over 90% leased, a significant milestone. We acquired another high quality office property, 11 Dupont Circle, a well located, 100% leased, nine-story office building in Washington, D.C. We sold additional properties subsequent to quarter end, continuing our capital recycling strategy. We improved our debt costs through three debt refinancing’s during the quarter, and we rounded out our senior executive team with the addition of Samantha Gallagher as our General Counsel. We are proving through our results that our high quality portfolio, and our focused team, can overcome the temporary headwinds our markets are experiencing. We also believe that when market demand recovers, our portfolio will be uniquely positioned to benefit. Washington, D.C. is a phenomenal, international market, and our goal is to build the best commercial real estate company in the region.”

Funds From Operations (“FFO”) and Core FFO increased for the three months ended September 30, 2014 compared with the same period in 2013 due to an increase in net operating income and a reduction in interest expense, as we decreased the weighted average interest rate on our total outstanding debt by 95 basis points since September 30, 2013. FFO and Core FFO decreased for the nine months ended September 30, 2014 compared with the same period in 2013 due to a reduction in net operating income, primarily as a result of

Earnings Release - Continued

selling our industrial portfolio in June 2013. The reduction in net operating income from the industrial portfolio sale for the nine months ended September 30, 2014 was partially offset by improvements in net operating income on a same-property basis.

A reconciliation between Core FFO and FFO available to common shareholders for the three and nine months ended September 30, 2014 and 2013 is presented below (in thousands, except per share amounts):

	Three Months Ended September 30,				Nine Months Ended September 30,
	2014		2013		2014		2013
	Amount	Per diluted share	Amount	Per diluted share	Amount	Per diluted share	Amount	Per diluted share
Core FFO	$15,441	$0.25	$13,524	$0.22	$43,258	$0.71	$45,257	$0.80
Loss on debt extinguishment	-	-	(123)	-	-	-	(4,738)	(0.08)
Deferred abatement and straight-line amortization(1)	-	-	-	-	(1,045)	(0.02)	1,567	0.03
Acquisition costs	(1,488)	(0.02)	(173)	-	(2,667)	(0.04)	(173)	-
Personnel separation costs	-	-	(1,777)	(0.03)	-	-	(1,777)	(0.03)
Contingent consideration related to acquisition of property(2)	-	-	-	-	-	-	(75)	-
Legal costs associated with informal SEC inquiry	-	-	-	-	-	-	(391)	(0.01)
FFO available to common shareholders	$13,953	$0.23	$11,451	$0.19	$39,546	$0.65	$39,670	$0.70
Net income (loss)	$49		$(1,717)		$16,941		$14,722
Net (loss) income attributable to common shareholders per diluted common share(3)	$(0.05)		$(0.08)		$0.12		$0.09

(1)
As a result of the sale of Girard Business Center and Gateway Center in January 2014, we accelerated the amortization of straight-line rents and deferred abatement related to those properties. During the first quarter of 2013, we accelerated the amortization of the straight-line balance and the deferred abatement for Engineering Solutions at I-66 Commerce Center, which terminated its lease prior to completion. The tenant vacated the property at the end of March 2013. The property was sold in May 2013.

(2)
Reflects an increase in our contingent consideration liability related to our acquisition of Corporate Campus at Ashburn Center in 2009. We paid $1.7 million to the seller of the property in the third quarter of 2013 to fulfill our obligation. The property was subsequently sold in June 2014 for a gain of $21.2 million.

(3)	Reflects amounts attributable to noncontrolling interests and the impact of dividends on our preferred shares to arrive at net (loss) income attributable to common shareholders.

A reconciliation of net income (loss) to FFO available to common shareholders and Core FFO, as well as definitions and statements of purpose, are included below in the financial tables accompanying this press release and under “Non-GAAP Financial Measures,” respectively.

Operating Performance

At September 30, 2014, our consolidated portfolio consisted of 135 buildings totaling 8.9 million square feet. Our consolidated portfolio was 90.6% leased and 87.0% occupied at September 30, 2014 compared with 87.4% leased and 85.1% occupied at September 30, 2013. Year-over-year, our consolidated portfolio experienced a 320 basis-point increase in our leased percentage and a 190 basis-point increase in our occupied percentage.

Earnings Release - Continued

During the third quarter of 2014, we executed 733,000 square feet of leases, which consisted of 389,000 square feet of new leases and 344,000 square feet of renewal leases, and we achieved a tenant retention rate of 79%. We had positive net absorption of 108,000 square feet in the third quarter of 2014, which resulted in our eleventh consecutive quarter of positive net absorption. New leases executed during the third quarter included a 15-year lease with the GSA for 167,000 square feet at a to-be-constructed building in Northern Virginia on vacant land that we have in our portfolio. We currently expect to complete construction of the new building in the fourth quarter of 2016. However, we can provide no assurance regarding timing, costs or results of the project. In addition, we signed a full-floor office lease, totaling 15,000 square feet, at 440 First Street, NW in Washington, D.C, which brought the property to approximately 45% leased. For the nine months ended September 30, 2014, we achieved positive net absorption of 198,000 square feet, executed over 1.3 million square feet of leases, which included 700,000 square feet of new leases, and achieved a tenant retention rate of 69%.

Same-Property Net Operating Income (“Same-Property NOI”) increased 1.4% and 1.0% on an accrual basis for the three and nine months ended September 30, 2014, respectively, compared with the same periods in 2013. For the three months ended September 30, 2014, the increase in Same-Property NOI was primarily due to increases in occupancy at Redland Corporate Center, which is located in Maryland, Three Flint Hill and Atlantic Corporate Park, which are both located in Northern Virginia, and Norfolk Commerce Park, which is located in Southern Virginia. Same-Property NOI for the Washington, D.C. region decreased compared with the same period in 2013 as a result of a decrease in occupancy at 1211 Connecticut Avenue, NW. For the nine months ended September 30, 2014, the increase in Same-Property NOI compared with the same period in 2013 was primarily due to an increase in occupancy, which was partially offset by a $0.5 million increase in snow and ice removal costs, net of recoveries during such period. Excluding the impact of the additional snow and ice removal costs, our Same-Property NOI increased 1.5% for the nine months ended September 30, 2014 compared with the same period in 2013.

A reconciliation of net income (loss) to Same-Property NOI and a definition and statement of purpose are included below in the financial tables accompanying this press release and under “Non-GAAP Financial Measures,” respectively.

A list of our properties, as well as additional information regarding our results of operations, and our definition of “strategic hold,” “value add” and “non-core” as they relate to our portfolio, can be found in our Third Quarter 2014 Supplemental Financial Information Report, which is posted on our website, www.first-potomac.com.

Acquisitions

Consistent with our previously disclosed strategy of focusing on high-quality office properties, we continued to improve the quality of our portfolio with active capital recycling. On September 24, 2014, we acquired 11 Dupont Circle, NW, a 153,000 square foot, nine-story, office building in downtown Washington, D.C. for $89.0 million. The property is located one block from the Dupont Circle Metro station and includes approximately 12,000 square feet of retail space located on the ground level. The property is currently 100% leased to 15 tenants. The acquisition was funded with a draw under our unsecured revolving credit facility.

Earnings Release - Continued

Dispositions

On October 16, 2014, we sold the four remaining buildings at Owings Mills Business Park, which totaled 180,500 square feet located in Owings Mills, Maryland, for net proceeds of $12.4 million. We recorded an impairment charge of $4.0 million in the second quarter of 2014. We had previously sold two separate buildings at Owings Mills Business Park in 2012. At September 30, 2014, we classified the four remaining buildings at Owings Mills Business Park as “held-for-sale” on our consolidated balance sheet. In accordance with new accounting standards, which we prospectively adopted during the second quarter of 2014, the operating results and impairment of Owings Mills Business Park are reflected in continuing operations in our consolidated statements of operations for each of the periods presented in this press release.

Consistent with our previously disclosed capital recycling strategy, we are actively marketing our Richmond, Virginia portfolio for sale, which includes Chesterfield Business Center, Hanover Business Center, Park Central and Virginia Technology Center and in the aggregate is comprised of 19 buildings totaling 828,000 square feet. We anticipate closing the sale late in the fourth quarter of 2014 or in early 2015. However, we can provide no assurances regarding the timing or pricing of the sale of the Richmond Portfolio, or that the sale will occur at all.

Financing Activity

On July 10, 2014, our 50% owned unconsolidated joint venture repaid a $27.9 million mortgage loan that encumbered 1750 H Street, NW, a ten-story, 113,000 square-foot office building located in Washington, D.C. Simultaneously with the repayment, the joint venture entered into a new $32.0 million mortgage loan that has a fixed-interest rate of 3.92%, which is over 160 basis points lower than the previous mortgage loan. The new mortgage loan requires interest only payments, matures on of August 1, 2024, and is repayable in full without penalty on or after August 1, 2021.

On September 26, 2014, our 25% owned unconsolidated joint venture amended a $28.0 million mortgage loan that encumbers Rivers Park I and II, a six-building, 308,000 square-foot business park located in Columbia, Maryland. The amended loan reduced the variable interest rate spread by 60 basis points and reduced the amount of outstanding principal recourse to us to 10% from 25%. The amended loan matures on September 26, 2017 and is repayable in full without penalty at any time during the term of the loan.

On October 16, 2014, our 97% owned consolidated joint venture repaid a $22.0 million loan that was subject to a 5.0% interest rate floor. The loan encumbered the Storey Park land which is located in Washington, D.C. Simultaneously with the repayment, the joint venture entered into a new $22.0 million loan with a variable interest rate of LIBOR plus 2.50%. The new loan requires interest only payments, has a maturity date of October 16, 2016, with a one-year extension at our option, and is repayable in full without penalty at any time during the term of the loan.

Balance Sheet

We had $814.4 million of debt outstanding at September 30, 2014, of which $255.9 million was fixed-rate debt, $300.0 million was hedged variable-rate debt and $258.5 million was unhedged variable-rate debt.

Earnings Release - Continued

Dividends

On October 21, 2014, we declared a dividend of $0.15 per common share, equating to an annualized dividend of $0.60 per common share. The dividend will be paid on November 17, 2014 to common shareholders of record as of November 6, 2014. We also declared a dividend of $0.484375 per share on our Series A Preferred Shares. The dividend will be paid on November 17, 2014 to preferred shareholders of record as of November 6, 2014.

Core FFO Guidance

We increased the low end of our full-year 2014 Core FFO per share guidance to $0.94 to $0.97 per diluted share, as a result of our strong third quarter performance and current anticipated timing of the sale of our Richmond portfolio. Our revised guidance reflects all completed capital recycling activities as of the date of this release. The following is a summary of the assumptions that we used in arriving at our guidance (unaudited, amounts in thousands except percentages and per share amounts):

	Expected Ranges
Portfolio NOI
Properties Owned December 31, 2013	$104,000	-	$105,000
Properties Sold (1)	(5,500)
Assumption for Additional Dispositions (2)	(750)	-	—
Properties Acquired (3)	5,000
Assumption for Additional Acquisitions	—	-	—
Total NOI	$102,750		$104,500
Interest and Other Income	$6,500
FFO from Unconsolidated Joint Ventures	$4,750	-	$5,250
Interest Expense (4)	$25,000	-	$25,500
G&A	$20,000	-	$21,000
Preferred Dividends	$12,400
Weighted Average Shares and Units	60,500	-	61,000
Year-End Occupancy	87.0%	-	88.5%
Same Property NOI - Accrual Basis (5)	1.5%	-	2.5%

(1)
Reflects the disposition of Girard Business Center and Gateway Center, which were sold in January 2014, the disposition of West Park and Patrick Center, which were sold in April 2014, the disposition of Corporate Campus at Ashburn Center, which was sold in June 2014, and the disposition of Owings Mills Business Park, which was sold in October 2014.

(2)
The high end of the range assumes the Richmond portfolio is sold at year-end 2014, or early 2015. The low end of the range assumes the Richmond portfolio is sold midway through the fourth quarter of 2014. This is solely an assumption for the purposes of providing guidance and is in addition to the properties sold as of the date hereof and listed in footnote (1) above. We can provide no assurances regarding the timing or pricing of the sale of the Richmond portfolio, or that the sale will occur at all.

(3)
Reflects the anticipated 2014 NOI from the acquisition of 1401 K Street, NW, which we acquired on April 8, 2014, the acquisition of 1775 Wiehle Avenue, which we acquired on June 25, 2014, and the acquisition of 11 Dupont Circle, NW, which we acquired on September 24, 2014.

(4)
Assumes proceeds from properties sold, as well as the assumed additional dispositions are used to repay amounts outstanding under our unsecured revolving credit facility, and capital for additional acquisitions are drawn from the unsecured revolving credit facility, with the exception of the $37.3 million mortgage we assumed with the acquisition of 1401 K Street, NW.

(5)	Assumes Gateway Center, Girard Business Center, West Park, Patrick Center, Corporate Campus at Ashburn Center, and Owings Mills Business Park are the only 2014 dispositions.

Earnings Release - Continued

Our guidance is also based on a number of other assumptions, many of which are outside our control and all of which are subject to change. We may change our guidance as actual and anticipated results vary from these assumptions.

Guidance Range for 2014	Low Range	High Range
Net income attributable to common shareholders per diluted share	$0.10	$0.11
Real estate depreciation(1)	1.09	1.10
Net loss attributable to noncontrolling interests and items excluded from Core FFO per diluted share(2)	(0.25)	(0.24)
Core FFO per diluted share	$0.94	$0.97

(1)	Includes our pro-rata share of depreciation from our unconsolidated joint ventures and depreciation related to our disposed properties.

(2)	Items excluded from Core FFO consist of the gains or losses associated with disposed properties, the costs associated with the informal SEC inquiry, if any, and acquisition costs.
Investor Conference Call and Webcast

First Potomac Realty Trust will host a conference call on October 24, 2014 at 9:00 AM ET to discuss third quarter results. The conference call can be accessed by dialing (877) 705-6003 or (201) 493-6725 for international participants. A replay of the call will be available from 12:00 Noon ET on October 24, 2014, until midnight ET on November 3, 2014. The replay can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers, and entering pin number 13591638.

A live broadcast of the conference call will also be available online at our website, www.first-potomac.com, on October 24, 2014, beginning at 9:00 AM ET. An online replay will follow shortly after the call and will continue for 90 days.

About First Potomac Realty Trust

First Potomac Realty Trust is a self-administered, self-managed real estate investment trust that focuses on owning, operating, developing and redeveloping office and business park properties in the greater Washington, D.C. region. As of September 30, 2014, our consolidated portfolio totaled 8.9 million square feet. Based on annualized cash basis rent, our portfolio consists of 59% office properties and 41% business park and industrial properties. A key element of First Potomac's overarching strategy is its dedication to sustainability. Over one million square feet of First Potomac property is LEED Certified, with the potential for another 700,000 square feet in future development projects. Approximately half of the portfolio's multi-story office square footage is LEED or Energy Star Certified. FPO common shares (NYSE: FPO) and preferred shares (NYSE: FPO-PA) are publicly traded on the New York Stock Exchange.

Non-GAAP Financial Measures

Funds from Operations – Funds from operations (“FFO”) represents net income (computed in accordance with U.S. generally accepted accounting principles (“GAAP”)), excluding gains (losses) on sales of rental property and impairments of rental property, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. We also exclude any depreciation and amortization related to third parties from our consolidated joint ventures from our FFO calculation.

Earnings Release - Continued

We consider FFO a useful measure of performance for an equity real estate investment trust (“REIT”) because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, we believe that FFO provides a meaningful indication of our performance. We also consider FFO an appropriate performance measure given its wide use by investors and analysts. We compute FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999, April 2002 and January 2012), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. We present FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding common Operating Partnership units for the periods presented.

Core FFO – Management believes that the computation of FFO in accordance with NAREIT’s definition includes certain items that are not indicative of the results provided by our operating portfolio and affect the comparability of our period-over-period performance. These items include, but are not limited to, gains and losses on the retirement of debt, legal costs associated with the informal SEC inquiry, personnel separation costs, contingent consideration charges and acquisition costs.

Our presentation of FFO in accordance with the NAREIT white paper, or presentation of Core FFO, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity.

Our FFO and Core FFO calculations are reconciled to net income (loss) in our Consolidated Statements of Operations included in this release.

NOI – We define net operating income (“NOI”) as operating revenues (rental income, tenant reimbursements and other income) less property and related expenses (property expenses, real estate taxes and insurance). Management believes that NOI is a useful measure of our property operating performance as it provides a performance measure of the revenues and expenses directly associated with owning, operating, developing and redeveloping office and business park properties, and provides a perspective not immediately apparent from net income or FFO. Other REITs may use different methodologies for calculating NOI and, accordingly, our NOI may not be comparable to other REITs. Our NOI calculations are reconciled to total revenues and total operating expenses at the end of this release.

Same-Property NOI – Same-Property Net Operating Income (“Same-Property NOI”), defined as operating revenues (rental, tenant reimbursements and other revenues) less operating expenses (property operating expenses, real estate taxes and insurance) from the properties owned by us for the entirety of the periods compared, is a primary performance measure we use to assess the results of operations at our properties. As an indication of our operating performance, Same-Property NOI should not be considered an alternative to net income calculated in accordance with GAAP. A reconciliation of our Same-Property NOI to net income

Earnings Release - Continued

from our consolidated statements of operations is presented below. The Same-Property NOI results exclude corporate-level expenses, as well as certain transactions, such as the collection of termination fees, as these items vary significantly period-over-period, thus impacting trends and comparability. Also, we eliminate depreciation and amortization expense, which are property level expenses, in computing Same-Property NOI as these are non-cash expenses that are based on historical cost accounting assumptions and do not offer the investor significant insight into the operations of the property. This presentation allows management and investors to distinguish whether growth or declines in net operating income are a result of increases or decreases in property operations or the acquisition of additional properties. While this presentation provides useful information to management and investors, the results below should be read in conjunction with the results from the consolidated statements of operations to provide a complete depiction of total Company performance.

Forward Looking Statements

The forward-looking statements contained in this press release, including statements regarding our 2014 Core FFO guidance and related assumptions, potential sales and the timing of such sales, and future acquisition and growth opportunities, are subject to various risks and uncertainties. Although we believe the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurance that our expectations will be achieved. Certain factors that could cause actual results to differ materially from our expectations include changes in general or regional economic conditions; our ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs; our ability to complete acquisitions on acceptable terms; our ability to manage our current debt levels and repay or refinance our indebtedness upon maturity or other required payment dates; our ability to maintain financial covenant compliance under our debt agreements; our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures; any impact of the informal inquiry initiated by the U.S. Securities and Exchange Commission (the “SEC”); our ability to obtain debt and/or financing on attractive terms, or at all; changes in the assumptions underlying our earnings and Core FFO guidance and other risks detailed in our Annual Report on Form 10-K and described from time to time in our filings with the SEC. Many of these factors are beyond our ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Earnings Release - Continued

Consolidated Statements of Operations
(unaudited, amounts in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenues:
Rental	$33,432	$31,137	$98,503	$92,917
Tenant reimbursements and other	8,571	8,112	26,105	24,322
Total revenues	42,003	39,249	124,608	117,239
Operating expenses:
Property operating	11,222	10,431	34,989	30,174
Real estate taxes and insurance	4,203	4,062	12,844	12,549
General and administrative	4,955	6,346	15,370	16,598
Acquisition costs	1,488	173	2,667	173
Depreciation and amortization	16,000	14,343	46,714	42,538
Impairment of rental property	-	-	3,956	-
Contingent consideration related to acquisition of property	-	-	-	75
Total operating expenses	37,868	35,355	116,540	102,107
Operating income	4,135	3,894	8,068	15,132
Other expenses (income):
Interest expense	6,182	7,726	18,096	27,036
Interest and other income	(1,684)	(1,696)	(5,112)	(4,800)
Equity in earnings of affiliates	(412)	(19)	(385)	(54)
Loss on debt extinguishment/ modification	-	123	-	324
Gain on sale of rental property	-	-	(21,230)	-
Total other expenses (income)	4,086	6,134	(8,631)	22,506
Income (loss) from continuing operations	49	(2,240)	16,699	(7,374)
Discontinued operations:
Income (loss) from operations	-	107	(1,096)	7,147
Loss on debt extinguishment	-	-	-	(4,414)
Gain on sale of rental property	-	416	1,338	19,363
Income from discontinued operations	-	523	242	22,096
Net income (loss)	49	(1,717)	16,941	14,722
Less: Net loss (income) attributable to noncontrolling interests	131	211	(327)	(196)
Net income (loss) attributable to First Potomac Realty Trust	180	(1,506)	16,614	14,526
Less: Dividends on preferred shares	(3,100)	(3,100)	(9,300)	(9,300)
Net (loss) income attributable to common shareholders	$(2,920)	$(4,606)	$7,314	$5,226

Earnings Release - Continued

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Net (loss) income attributable to common shareholders	$(2,920)	$(4,606)	$7,314	$5,226
Depreciation and amortization:
Rental property	16,000	14,343	46,714	42,538
Discontinued operations	-	573	496	5,281
Unconsolidated joint ventures	1,004	1,332	3,306	4,001
Consolidated joint ventures	-	(46)	-	(150)
Impairment of rental property	-	474	3,957	1,921
Gain on sale of rental property	-	(416)	(22,568)	(19,363)
Net (loss) income attributable to noncontrolling interests in the Operating Partnership	(131)	(203)	327	216
Funds from operations available to common shareholders	$13,953	$11,451	$39,546	$39,670

Earnings Release - Continued

Consolidated Statements of Operations
(unaudited, amounts in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Funds from operations (FFO)	$17,053	$14,551	$48,846	$48,970
Less: Dividends on preferred shares	(3,100)	(3,100)	(9,300)	(9,300)
FFO available to common shareholders	13,953	11,451	39,546	39,670
Personnel separation costs	-	1,777	-	1,777
Loss on debt extinguishment	-	123	-	4,738
Deferred abatement and straight-line amortization	-	-	1,045	(1,567)
Acquisition costs	1,488	173	2,667	173
Contingent consideration related to acquisition of property	-	-	-	75
Legal costs associated with informal SEC inquiry	-	-	-	391
Core FFO	$15,441	$13,524	$43,258	$45,257
Basic and diluted earnings per common share:
(Loss) income from continuing operations available to common shareholders	$(0.05)	$(0.09)	$0.12	$(0.30)
Income from discontinued operations available to common shareholders	-	0.01	-	0.39
Net (loss) income available to common shareholders	$(0.05)	$(0.08)	$0.12	$0.09
Weighted average common shares outstanding:
Basic	58,167	57,969	58,137	54,014
Diluted	58,167	57,969	58,209	54,014
FFO available to common shareholders per share – basic and diluted	$0.23	$0.19	$0.65	$0.70
Core FFO per share – diluted	$0.25	$0.22	$0.71	$0.80
Weighted average common shares and units outstanding:
Basic	60,798	60,561	60,767	56,610
Diluted	60,882	60,628	60,839	56,701

Earnings Release - Continued

Consolidated Balance Sheets
(Amounts in thousands, except per share amounts)

	September 30, 2014	December 31, 2013
	(unaudited)
Assets:
Rental property, net	$1,342,280	$1,203,299
Assets held-for-sale	12,757	45,861
Cash and cash equivalents	11,993	8,740
Escrows and reserves	3,870	7,673
Accounts and other receivables, net of allowance for doubtful accounts of $1,440 and $1,181, respectively	11,029	12,384
Accrued straight-line rents, net of allowance for doubtful accounts of $276 and $92, respectively	31,906	30,332
Notes receivable, net	63,719	54,696
Investment in affiliates	48,008	49,150
Deferred costs, net	43,824	43,198
Prepaid expenses and other assets	8,856	8,279
Intangible assets, net	50,495	38,848
Total assets	$1,628,737	$1,502,460
Liabilities:
Mortgage loans	$301,422	$274,648
Unsecured term loan	300,000	300,000
Unsecured revolving credit facility	213,000	99,000
Accounts payable and other liabilities	38,936	41,296
Accrued interest	1,743	1,663
Rents received in advance	7,158	6,118
Tenant security deposits	6,649	5,666
Deferred market rent, net	3,575	1,557
Total liabilities	872,483	729,948
Noncontrolling interests in the Operating Partnership	32,802	33,221
Equity:
Preferred Shares, $0.001 par value, 50,000 shares authorized; Series A Preferred Shares, $25 liquidation preference, 6,400 shares issued and outstanding	160,000	160,000
Common shares, $0.001 par value, 150,000 shares authorized; 58,815 and 58,704 shares issued and outstanding, respectively	59	59
Additional paid-in capital	913,601	911,533
Noncontrolling interests in a consolidated partnership	942	781
Accumulated other comprehensive loss	(2,777)	(3,836)
Dividends in excess of accumulated earnings	(348,373)	(329,246)
Total equity	723,452	739,291
Total liabilities, noncontrolling interests and equity	$1,628,737	$1,502,460

Earnings Release - Continued

Same-Property Analysis
(unaudited, dollars in thousands)

Same Property NOI(1)	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Total base rent	$29,991	$29,983	$90,281	$89,056
Tenant reimbursements and other	7,407	7,400	23,227	21,772
Property operating expenses	(9,325)	(9,604)	(29,733)	(27,935)
Real estate taxes and insurance	(3,727)	(3,773)	(11,647)	(11,449)
Same-Property NOI - accrual basis	24,346	24,006	72,128	71,444

Straight-line revenue, net	(71)	(342)	(757)	(907)
Deferred market rental revenue, net	(23)	46	(64)	62
Same-Property NOI - cash basis	$24,252	$23,710	$71,307	$70,599

Change in same-property NOI - accrual basis	1.4%		1.0%
Change in same-property NOI - cash basis	2.3%		1.0%

Same-property percentage of total portfolio (sf)	93.5%		93.5%

Reconciliation of Consolidated NOI to Same-Property NOI	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Total revenues	$42,003	$39,249	$124,608	$117,239
Property operating expenses	(11,222)	(10,431)	(34,989)	(30,174)
Real estate taxes and insurance	(4,203)	(4,062)	(12,844)	(12,549)
NOI	26,578	24,756	76,775	74,516
Less: Non-same property NOI(2)	(2,232)	(750)	(4,647)	(3,072)
Same-Property NOI - accrual basis	$24,346	$24,006	$72,128	$71,444

Change in Same-Property NOI (accrual basis)
By Region	Three Months Ended September 30, 2014	Percentage of Base Rent	Nine Months Ended September 30, 2014	Percentage of Base Rent
Washington, D.C.	(8.8)%	14%	(4.3)%	14%
Maryland	9.7%	28%	2.3%	28%
Northern Virginia	0.7%	34%	1.8%	34%
Southern Virginia	0.2%	24%	1.8%	24%

By Type
Business Park/Industrial	0.5%	44%	3.5%	44%
Office	2.2%	56%	(1.2)%	56%

(1)
Same-property comparisons are based upon those consolidated properties owned and in-service for the entirety of the periods presented. Same-property results exclude the operating results of the following non same-properties that were owned as of September 30, 2014: 440 First Street, NW, Storey Park, 1401 K Street, NW, 1775 Wiehle Avenue, 11 Dupont Circle, NW and a building at Redland Corporate Center.

(2)	Non-same property NOI has been adjusted to reflect a normalized management fee percentage in lieu of an administrative overhead allocation for comparative purposes.

Highlights (unaudited, dollars in thousands, except per share data)

Performance Metrics	Q3-2014	Q2-2014	Q1-2014	Q4-2013	Q3-2013
FFO available to common shareholders(1)	$13,953	$13,341	$12,251	$12,323	$11,451
Core FFO(1)	$15,441	$14,452	$13,364	$13,950	$13,524
FFO available to common shareholders per diluted share	$0.23	$0.22	$0.20	$0.20	$0.19
Core FFO per diluted share	$0.25	$0.24	$0.22	$0.23	$0.22

Operating Metrics
Change in Same-Property NOI
Accrual Basis	1.4%	0.5%	1.2%	0.6%	3.7%
Cash Basis	2.3%	0.0%	1.2%	(1.1)%	2.3%

Assets
Total Assets	$1,628,737	$1,538,266	$1,481,336	$1,502,460	$1,511,283

Debt Balances
Unhedged Variable-Rate Debt
Hedged Variable-Rate Debt(2)	$258,493	$161,493	$141,493	$92,699	$76,699
Fixed-Rate Debt	300,000	300,000	300,000	350,000	350,000
Total	255,929	257,416	229,602	230,949	232,275
	$814,422	$718,909	$671,095	$673,648	$658,974
Leasing Metrics
Net Absorption (Square Feet)(3)	107,508	62,511	27,707	74,979	19,741
Tenant Retention Rate	79%	65%	53%	59%	30%(4)
Leased %	90.6%	89.5%	88.9%	88.1%	87.4%
Occupancy %	87.0%	86.0%	86.0%	85.8%	85.1%
Total New Leases (Square Feet)	389,000	166,000	145,000	165,000	213,000
Total Renewal Leases (Square Feet)	344,000	186,000	112,000	98,000	87,000

(1)	See page 19 for a reconciliation of our net (loss) income attributable to common shareholders to FFO available to common shareholders and Core FFO.

(2)	As of September 30, 2014, we had fixed LIBOR at a weighted averaged interest rate of 1.5% on $300.0 million of our variable rate debt through eleven interest rate swap agreements.

(3)	Net absorption includes adjustments made for pre-leasing, deals signed in advance of existing lease expirations and unforeseen terminations.

(4)	During the third quarter of 2013, we had an expected tenant retention rate of 30%, primarily as a result of over 200,000 square feet of known move outs in the quarter.

Quarterly Financial Results (unaudited, dollars in thousands)

	Three Months Ended
	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
OPERATING REVENUES
Rental	$33,432	$33,130	$31,940	$31,520	$31,137
Tenant reimbursements and other	8,571	8,060	9,474	7,863	8,112

	42,003	41,190	41,414	39,383	39,249

PROPERTY EXPENSES
Property operating	11,222	10,869	12,898	10,675	10,431
Real estate taxes and insurance	4,203	4,372	4,269	4,079	4,062

NET OPERATING INCOME	26,578	25,949	24,247	24,629	24,756

OTHER (EXPENSES) INCOME
General and administrative	(4,955)	(5,218)	(5,196)	(5,380)	(6,346)
Acquisition costs	(1,488)	(1,111)	(68)	(429)	(173)
Interest and other income	1,684	1,670	1,759	1,573	1,696
Equity in earnings (losses) of affiliates	412	199	(227)	(101)	19

EBITDA	22,231	21,489	20,515	20,292	19,952

Depreciation and amortization	(16,000)	(15,610)	(15,104)	(15,138)	(14,343)
Interest expense	(6,182)	(6,102)	(5,812)	(6,104)	(7,726)
Loss on debt extinguishment / modification	—	—	—	(1,486)	(123)
Contingent consideration related to acquisition of property	—	—	—	287	—
Impairment of rental property	—	(3,956)	—	—	—
Gain on sale of rental property(1)	—	21,230	—	—	—

Income (loss) from continuing operations	49	17,051	(401)	(2,149)	(2,240)

(Loss) income from operations	—	(1)	(1,096)	(1,592)	107
Gain on sale of rental property(2)	—	1,284	54	—	416

Income (loss) from discontinued operations	—	1,283	(1,042)	(1,592)	523

NET INCOME (LOSS)	49	18,334	(1,443)	(3,741)	(1,717)

Less: Net loss (income) attributable to noncontrolling interests	131	(652)	195	288	211

NET INCOME (LOSS) ATTRIBUTABLE TO
FIRST POTOMAC REALTY TRUST	180	17,682	(1,248)	(3,453)	(1,506)

Less: Dividends on preferred shares	(3,100)	(3,100)	(3,100)	(3,100)	(3,100)

NET (LOSS) INCOME ATTRIBUTABLE TO COMMON
SHAREHOLDERS	$(2,920)	$14,582	$(4,348)	$(6,553)	$(4,606)

(1)
For the three months ended June 30, 2014, the gain on sale of rental property related to the sale of Corporate Campus at Ashburn Center is included within continuing operations due to adopting new accounting requirements pertaining to discontinued operations in the second quarter of 2014.

(2)
For the three months ended June 30, 2014, the gain on sale of rental property is related to the sale of West Park and Patrick Center. For the three months ended March 31, 2014, the gain on sale of rental property is related to the sale of Girard Business Center and Gateway Center. For the three months ended September 30, 2013, the gain on sale of rental property is related to the sale of 4200 Tech Court.

Supplemental Financial Results (unaudited, dollars in thousands)

Supplemental Financial Results Items:
The following items were included in the determination of net income (loss):
	Three Months Ended
	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
Termination fees	$334	$83	$77	$208	$61
Capitalized interest	937	982	833	916	836
Snow and ice removal costs (excluding reimbursements)(1)	3	10	(2,371)	(304)	(1)
Reserves for bad debt expense	(437)	(370)	(115)	(239)	(171)
Personnel separation costs	—	—	—	—	(1,777)

Dispositions in Continuing Operations(2)
Revenues	119	1,329	1,465	1,264	1,317
Operating expenses	(155)	(400)	(548)	(391)	(364)
Depreciation and amortization expense	(209)	(402)	(366)	(374)	(349)
Impairment of rental property(3)	—	(3,956)	—	—	—
Gain on sale of rental property(4)	—	21,230	—	—	—
	$(245)	$17,801	$551	$499	$604

Dispositions in Discontinued Operations(5)
Revenues(6)	—	65	(243)	1,766	1,907
Operating expenses	—	(25)	(398)	(640)	(753)
Depreciation and amortization expense	—	(41)	(455)	(547)	(573)
Impairment of rental property	—	—	—	(2,171)	(474)
Gain on sale of rental property(7)	—	1,284	54	—	416
	$—	$1,283	$(1,042)	$(1,592)	$523

(1)	We recovered approximately 60% to 65% of these costs for the periods presented.

(2)
Represents the operating results of properties that were sold or classified as held-for-sale after our adoption of new accounting requirements in the second quarter of 2014. For the three months ended September 30, 2014, these properties include Corporate Campus at Ashburn Center and the four remaining buildings at Owings Mills Business Park.

(3)	For the three months ended June 30, 2014, we recorded the impairment charge as a result of the anticipated sale price of Owings Mills Business Park.

(4)	For the three months ended June 30, 2014, the gain on sale of rental property is related to Corporate Campus at Ashburn Center.

(5)	Represents the operating results of properties that were sold or classified as held-for-sale prior to our adoption of new accounting requirements in the second quarter of 2014.

(6)
As the result of the sale of Girard Business Center and Gateway Center in January 2014, we accelerated $1.0 million of unamortized straight-line rent and deferred abatement costs for the three months ended March 31, 2014.

(7)
For the three months ended June 30, 2014, the gain on sale of rental property is related to the sale of West Park and Patrick Center. For the three months ended March 31, 2014, the gain on sale of rental property is related to the sale of Girard Business Center and Gateway Center. For the three months ended September 30, 2013, the gain on sale of rental property is related to the sale of 4200 Tech Court.

Quarterly Financial Measures (unaudited, amounts in thousands, except per share data)

	Three Months Ended
FUNDS FROM OPERATIONS ("FFO")	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013

Net (loss) income attributable to common shareholders	$(2,920)	$14,582	$(4,348)	$(6,553)	$(4,606)

Depreciation and amortization:
Rental property	16,000	15,610	15,104	15,138	14,343
Discontinued operations	—	41	455	547	573
Unconsolidated joint ventures	1,004	1,014	1,289	1,323	1,332
Consolidated joint ventures	—	—	—	(13)	(46)
Impairment of rental property	—	3,956	—	2,171	474
Gain on sale of rental property	—	(22,514)	(54)	—	(416)
Net (loss) income attributable to noncontrolling interests in the Operating Partnership	(131)	652	(195)	(290)	(203)

FFO available to common shareholders	13,953	13,341	12,251	12,323	11,451
Dividends on preferred shares	3,100	3,100	3,100	3,100	3,100
FFO	$17,053	$16,441	$15,351	$15,423	$14,551

FFO available to common shareholders	13,953	13,341	12,251	12,323	11,451
Personnel separation costs	—	—	—	—	1,777
Loss on debt extinguishment / modification(1)	—	—	—	1,485	123
Deferred abatement and straight-line amortization(2)	—	—	1,045	—	—
Acquisition costs	1,488	1,111	68	429	173
Contingent consideration related to acquisition of property	—	—	—	(287)	—

Core FFO	$15,441	$14,452	$13,364	$13,950	$13,524

ADJUSTED FUNDS FROM OPERATIONS ("AFFO")
Core FFO	15,441	14,452	13,364	13,950	13,524
Non-cash share-based compensation expense	1,128	867	823	716	838
Straight-line rent, net(3)	(258)	(333)	(364)	(556)	(446)
Deferred market rent, net	12	1	1	46	50
Non-real estate depreciation and amortization(4)	344	353	340	344	332
Debt fair value amortization	(140)	(129)	(129)	(132)	(58)
Amortization of finance costs	309	318	213	426	672
Tenant improvements(5)	(2,910)	(4,238)	(2,588)	(4,448)	(3,190)
Leasing commissions(5)	(990)	(1,802)	(1,066)	(703)	(1,690)
Capital expenditures(5)	(1,842)	(1,768)	(768)	(2,320)	(2,728)

AFFO	$11,094	$7,721	$9,826	$7,323	$7,304
Total weighted average common shares and OP units:
Basic	60,798	60,777	60,726	60,657	60,561
Diluted	60,882	60,850	60,794	60,697	60,628
FFO available to common shareholders and unitholders per share:
FFO - basic and diluted	$0.23	$0.22	$0.20	$0.20	$0.19
Core FFO - diluted	$0.25	$0.24	$0.22	$0.23	$0.22
AFFO per share:
AFFO - basic and diluted	$0.18	$0.13	$0.16	$0.12	$0.12

(1)	Reflects costs associated with amending our existing debt agreements or the charges related to prepayment of a mortgage loan.

(2)
During the first quarter of 2014, we accelerated $1.0 million of unamortized straight-line rent and deferred abatement costs due to the sale of Girard Business Center and Gateway Center in January 2014.

(3)	Includes our amortization of the following: straight-line rents and associated uncollectable amounts, rent abatements and lease incentives.

(4)	Most non-real estate depreciation is classified in general and administrative expense.

(5)
Does not include first-generation costs, which we define as tenant improvements, leasing commissions and capital expenditure costs that were taken into consideration when underwriting the purchase of a property or incurred to bring the property to operating standard for its intended use.

	Three Months Ended
First-generation costs	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
Tenant improvements	$1,751	$862	$1,977	$4,611	$1,420
Leasing commissions	373	970	923	423	1,738
Capital expenditures	2,090	1,258	2,829	2,786	1,145
Total first-generation costs	4,214	3,090	5,729	7,820	4,303

Development and redevelopment	1,737	2,704	2,268	4,332	1,850
	$5,951	$5,794	$7,997	$12,152	$6,153

Capitalization and Selected Ratios (unaudited, amounts in thousands, except per share data, percentages and ratios)

Total Market Capitalization
		Percent of Total Market Capitalization
Common Shares and Units
Total common shares outstanding	58,815

Operating Partnership ("OP") units held by third parties	2,631

Total common shares and OP units outstanding	61,446

Market price per share at September 30, 2014	$11.75

Market Value of Common Equity	$721,991	42.3%

Preferred Shares
Total Series A Preferred Shares outstanding	6,400

Market price per share at September 30, 2014	$26.38

Market Value of Preferred Equity	$168,832	9.9%

Debt
Fixed-rate debt	$255,929	15.0%
Hedged variable-rate debt(1)	300,000	17.6%
Unhedged variable-rate debt	258,493	15.2%

Total debt	$814,422	47.8%

Total Market Capitalization	$1,705,245	100.0%

Selected Ratios
	Three Months Ended

	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
COVERAGE RATIOS

Interest Coverage Ratio
EBITDA, excluding acquisition costs(2)	$23,719	$22,600	$20,583	$20,721	$20,125
Interest expense	6,182	6,102	5,812	6,104	7,726
	3.80x	3.70x	3.54x	3.39x	2.60x

EBITDA to Fixed Charges
EBITDA, excluding acquisition costs(2)	$23,719	$22,600	$20,583	$20,721	$20,125
Fixed charges(3)	10,711	10,577	10,208	10,479	12,458
	2.21x	2.14x	2.02x	1.98x	1.62x

OVERHEAD RATIO

G&A to Real Estate Revenues
General and administrative expense(4)	$4,955	$5,218	$5,196	$5,380	$4,569
Total revenues	42,003	41,190	41,414	39,383	39,249
	11.8%	12.7%	12.5%	13.7%	11.6%

LEVERAGE RATIOS

Debt/Total Market Capitalization
Total debt	$814,422	$718,909	$671,095	$673,648	$658,974
Total market capitalization	1,705,245	1,690,685	1,626,481	1,543,024	1,592,879
	47.8%	42.5%	41.3%	43.7%	41.4%

Debt/Undepreciated Book Value
Total debt	$814,422	$718,909	$671,095	$673,648	$658,974
Undepreciated book value	1,572,075	1,477,853	1,415,527	1,407,272	1,423,717
	51.8%	48.6%	47.4%	47.9%	46.3%

(1)	At September 30, 2014, we had fixed LIBOR at a weighted average interest rate of 1.5% on $300.0 million of our variable rate debt through eleven interest rate swap agreements.

(2)	Acquisition costs were omitted due to their variability, which impacted the comparability of period-over-period results.

(3)	Fixed charges include interest expense, debt principal amortization and quarterly accumulated dividends on our preferred shares.

(4)	Excludes $1.8 million of personnel separation costs for the three months ended September 30, 2013.

Outstanding Debt (unaudited, dollars in thousands)

Fixed-Rate Debt	Effective Interest Rate	Balance at September 30, 2014	Annualized Debt Service		Maturity Date	Balance at Maturity
Encumbered Properties
Jackson National Life Loan(1)	5.19%	$65,242	$4,577		8/1/2015	$64,230
Hanover Business Center Building D(2)	6.63%	142	161		8/1/2015	13
Chesterfield Business Center Buildings C, D, G and H(2)	6.63%	399	414		8/1/2015	34
Gateway Centre Manassas Building I(2)	5.88%	484	239		11/1/2016	-
Hilside I and II(2)	4.62%	13,051	945		12/6/2016	12,160
Redland Corporate Center Buildings II and III	4.64%	66,127	4,014		11/1/2017	62,064
Hanover Business Center Building C(2)	6.63%	543	186		12/1/2017	13
840 First Street NE	6.01%	36,694	2,722		7/1/2020	32,000
Battlefield Corporate Center	4.40%	3,732	320		11/1/2020	2,618
Chesterfield Business Center Buildings A, B, E, and F(2)	6.63%	1,725	318		6/1/2021	26
Airpark Business Center(2)	6.63%	941	173		6/1/2021	14
1211 Connecticut Avenue, NW	4.47%	29,833	1,823		7/1/2022	24,668
1401 K Street, NW	4.93%	37,016	2,392		6/1/2023	30,414
Total Fixed-Rate Debt	5.02%(3)	$255,929	$18,284			$228,254

Unamortized fair value adjustments		(500)

Total Principal Balance		$255,429

Variable-Rate Debt(4)

Storey Park(5)	5.80%	$22,000	$1,100		10/16/2014	$22,000
440 First Street, NW Construction Loan(6)	LIBOR + 2.50%	23,493	625		5/30/2016	23,493
Unsecured Revolving Credit Facility	LIBOR + 1.50%	213,000	3,536		10/16/2017	213,000
Unsecured Term Loan
Tranche A	LIBOR + 1.45%	100,000	1,610		10/16/2018	100,000
Tranche B	LIBOR + 1.60%	100,000	1,760		10/16/2019	100,000
Tranche C	LIBOR + 1.90%	100,000	2,060		10/16/2020	100,000
Total Unsecured Term Loan	1.86%(3)	$300,000	$5,430			$300,000

Total Variable-Rate Debt	2.88%(3)(7)	$558,493	$10,691			$558,493

Total Debt at September 30, 2014	3.56%(3)(7)	$814,422	$28,975	(8)		$786,747

(1)
At September 30, 2014, the loan was secured by the following properties: Plaza 500, Van Buren Office Park, Rumsey Center, Snowden Center, Greenbrier Technology Center II and Norfolk Business Center. The terms of the loan allow us to substitute collateral, as long as certain debt-service coverage and loan-to-value ratios are maintained, or to prepay a portion of the loan, with a prepayment penalty, subject to a debt service yield.

(2)	The balance includes the fair value impacts recorded at acquisition upon assumption of the mortgages encumbering these properties.

(3)	Represents the weighted average interest rate.

(4)
All of our variable rate debt is based on one-month LIBOR. For the purposes of calculating the annualized debt service and effective interest rate, we used the one-month LIBOR rate at September 30, 2014, which was 0.16%.

(5)
On October 16, 2014, our 97% owned consolidated joint venture repaid the $22.0 million loan, which was subject to a 5.0% interest rate floor. Simultaneously with the repayment, the joint venture entered into a new $22.0 million loan that encumbers the Storey Park land and has a variable interest rate of LIBOR plus 2.50%. The new loan matures on October 16, 2016, with a one-year extension at our option, and is repayable in full without penalty at any time during the term of the loan.

(6)
The loan matures in May 2016, with two one-year extension options at our discretion and has a borrowing capacity of up to $43.5 million. We can repay all or a portion of the Construction Loan, without penalty, at any time during the term of the loan.

(7)
At September 30, 2014, we had fixed LIBOR on $300.0 million of our variable rate debt through eleven interest rate swap agreements. The effective interest rate reflects the impact of our interest rate swap agreements.

(8)	During the third quarter of 2014, we paid approximately $1.4 million in principal payments on our consolidated mortgage debt.

Debt Maturity Schedule (unaudited, dollars in thousands)

NOI of Pledged Properties and Supported Indebtedness

Year of Maturity	Type	Annualized NOI	Total Maturing Indebtedness	Total Supported Indebtedness	Debt Yield
2014	Secured Property Debt(2)	$—	$22,000	$22,000	NM
2015	Secured Property Debt	11,820	64,277	64,277	18.4%
2016	Secured Property Debt	372	12,160	12,160	3.1%
2016	Construction Loan	—	23,493	23,493	NM
2017	Secured Property Debt	9,549	62,077	62,077	15.4%
2017	Unsecured Debt	72,209	213,000	513,000	14.1%
2018	Unsecured Term Loan	72,209	100,000	513,000	14.1%
2019	Unsecured Term Loan	72,209	100,000	513,000	14.1%
2020	Unsecured Term Loan	72,209	100,000	513,000	14.1%
2020	Secured Property Debt	7,633	34,618	34,618	22.0%
2021	Secured Property Debt	791	40	40	NM
2022	Secured Property Debt	3,225	24,668	24,668	13.1%
2023	Secured Property Debt	2,624	30,414	30,414	8.6%

NM= Not meaningful.

(1)	At September 30, 2014, we had fixed LIBOR on $300.0 million of our variable rate debt through eleven interest rate swap agreements.

(2)
On October 16, 2014, our 97% owned consolidated joint venture repaid the $22.0 million loan, which was subject to a 5.0% interest rate floor. Simultaneously with the repayment, the joint venture entered into a new $22.0 million loan that encumbers the Storey Park land and has a variable interest rate of LIBOR plus 2.50%. The new loan matures on October 16, 2016, with a one-year extension at our option, and is repayable in full without penalty at any time during the term of the loan.

Selected Debt Covenants (unaudited, dollars in thousands)

	Unsecured Credit Facility / Unsecured Term Loan / Construction Loan

Covenants	Quarter Ended September 30, 2014	Covenant
Consolidated Total Leverage Ratio(1)	47.2%	≤ 60%
Tangible Net Worth(1)	$968,866	≥ 601,202
Fixed Charge Coverage Ratio(1)	2.12x	≥ 1.50x
Maximum Dividend Payout Ratio	70.6%	≤ 95%

Restricted Investments:
Joint Ventures	5.2%	≤ 15%
Real Estate Assets Under Development	3.5%	≤ 15%
Undeveloped Land	1.0%	≤ 5%
Structured Finance Investments	3.5%	≤ 5%
Total Restricted Investments	7.9%	≤ 25%

Restricted Indebtedness:
Maximum Secured Debt	19.0%	≤ 40%
Unencumbered Pool Leverage (1)	50.1%	≤ 60%
Unencumbered Pool Interest Coverage Ratio (1)	5.73x	≥ 1.75x

(1)	These are the only covenants that apply to the Construction Loan, which are calculated in accordance with the amended and restated unsecured revolving credit facility.

Net Asset Value Analysis (unaudited, amounts in thousands, except percentages)

Income Statement Items	Three Months Ended September 30, 2014

Total Portfolio In-Place Cash NOI(1)
Total GAAP Revenue	$41,884
Straight-line and Deferred Market Rents	(473)
Management Fee Adjustment(2)	425
Property Operating Costs	(15,270)
Total Portfolio In-Place Cash NOI	$26,566

Occupancy as of September 30, 2014	87.0%

Balance Sheet Items

Development & Redevelopment Assets
Original Cost Basis of Land held for Future Development	$17,633
Original Cost Basis of Assets in Current Development/Redevelopment	57,253
Construction Costs to Date for Current Development/Redevelopment	40,231
Total Development & Redevelopment Assets	$115,117

Other Assets
Investments in Affiliates	$48,008
Notes Receivable, net	63,719
Total Other Assets	$111,727

Net Liability at September 30, 2014
Mortgage and Senior Debt, cash principal balances	$(813,922)
Accrued interest	(1,743)
Rents received in advance	(7,158)
Tenant security deposits	(6,649)
Accounts payable and other liabilities	(38,936)
Cash, cash equivalents, escrows and reserves	15,863
Accounts and other receivables, net of allowance for doubtful accounts	11,029
Prepaid expenses and other assets	8,856
Total Net Liabilities	$(832,660)

Preferred Shares Outstanding at September 30, 2014	6,400
Par Value of Preferred Shares Outstanding at September 30, 2014	$160,000
Weighted Average Diluted Shares and OP Unites Outstanding for the quarter ended September 30, 2014	60,882

(1)	Does not include Owings Mills Business Park, which was sold on October 16, 2014.

(2)	Management fee adjustment is used in lieu of an administrative overhead allocation for comparative purposes.

Investment in Joint Ventures (unaudited, dollars in thousands)

Unconsolidated Joint Ventures
	FPO Ownership	FPO Investment at September 30, 2014	Property Type	Location	Square Feet	Leased at September 30, 2014	Occupied at September 30, 2014
RiversPark I and II	25%	$2,286	Business Park	Columbia, MD	307,984	94.7%	94.7%
Aviation Business Park	50%	5,524	Office	Glen Burnie, MD	120,285	66.2%	42.3%
1750 H Street, NW	50%	14,732	Office	Washington, DC	113,235	100.0%	95.8%
Prosperity Metro Plaza	51%	25,466	Office	Fairfax, VA	326,519	93.0%	93.0%
Total / Weighted Average		$48,008			868,023	90.8%	86.9%

Outstanding Debt		FPO Ownership	Effective Interest Rate	Principal Balance at September 30, 2014(2)	Annualized Debt Service	Maturity Date	Balance at Maturity(2)
RiversPark I and II		25%	LIBOR + 1.90%(1)	$28,000	$577	9/26/2017(1)	$28,000
1750 H Street, NW		50%	4.04%	32,000	1,254	8/1/2024(3)	32,000
Prosperity Metro Plaza		51%	3.86%	48,456	3,628	1/11/2015	48,140
Total / Weighted Average			3.45%	$108,456	$5,459		$108,140

Income Statement - Unconsolidated Joint Ventures
			Three Months Ended(3)
			September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013

Cash revenues(4)			$5,552	$5,611	$5,521	$5,623	$5,647
Non-cash revenues(4)			161	169	231	348	388
Total revenues			5,713	5,780	5,752	5,971	6,035
Total operating expenses			(1,818)	(1,694)	(2,226)	(2,104)	(1,879)
Net operating income			3,895	4,086	3,526	3,867	4,156
Depreciation and amortization			(2,256)	(2,264)	(2,803)	(2,870)	(2,887)
Interest expense, net of interest income			(1,016)	(1,031)	(1,011)	(1,038)	(1,063)
Other income (expenses)			126	(46)	—	(13)	(28)
Net income (loss)			$749	$745	$(288)	$(54)	$178

(1)
The mortgage loan was amended on September 26, 2014. The amended loan reduced the variable interest rate spread by 60 basis points and reduced the amount of outstanding principal recourse to First Potomac to 10% from 25%. The amended loan matures on September 26, 2017 and is repayable in full without penalty at any time during the term of the loan. For the purposes of calculating the annualized debt service and the effective interest rate, we used the one-month LIBOR rate at September 30, 2014, which was 0.16%.

(2)	Reflects the balance of the debt secured by the properties, not our portion of the debt.

(3)	Reflects the operating results of the property, not our economic interest in the properties.

(4)	Cash revenues are comprised of base rent, tenant recoveries and other miscellaneous income. Non-cash revenues are comprised of straight-line rent, rent abatement and deferred base and market rent.

Portfolio Summary (unaudited)

Consolidated Portfolio
	Number of Buildings	Square Feet(1)	% Leased(1)	% Occupied(1)	Annualized Cash Basis Rent(2)(3)	% of Annualized Cash Basis
By Region
Washington DC(4)	6	815,093	96.5%	91.9%	$25,220,754	20.1%
Maryland	42	2,179,366	90.0%	87.1%	33,934,229	27.0%
Northern VA	49	3,020,975	91.4%	86.8%	39,905,649	31.7%
Southern VA	38	2,852,212	88.6%	85.6%	26,700,345	21.2%
Richmond	19	827,900	83.3%	78.5%	6,204,984	4.9%
Norfolk	19	2,024,312	90.8%	88.5%	20,495,361	16.3%
Total / Weighted Average	135	8,867,646	90.6%	87.0%	$125,760,977	100.0%
By Strategic Category(5)
Strategic Hold	75	6,261,874	93.9%	91.7%	$98,779,433	78.5%
Value-Add(4)	4	396,224	88.3%	62.6%	6,310,239	5.0%
Non-Core	56	2,209,548	81.9%	77.8%	20,671,305	16.4%
Total / Weighted Average	135	8,867,646	90.6%	87.0%	$125,760,977	100.0%

Value Creation Pipeline(6)
(dollars in thousands)
	Region	Square Feet	% Leased	% Occupied	Total Project Cost(7)	Cost To Date(8)	Return on Investment(9)
Redevelopment
440 First Street, NW	Washington DC	139,273	44.7%	27.3%	$70,000	$61,103	7%

Development
Northern Virginia Land	Northern VA	167,360	100.0%	0.0%	$49,000	$5,350	8%

	Number of Buildings	Square Feet(1)	% Leased(1)	% Occupied(1)	Annualized Cash Basis Rent(2)(3)
Unconsolidated Joint Ventures(10)	12	868,023	90.8%	86.9%	$16,620,596

(1) Does not include space in development or redevelopment.
(2) Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases.
(3) Includes leased spaces that are not yet occupied.
(4) Amounts include activity at 440 First Street, NW to the extent the space is occupied. Once the entire property is placed into service, which is estimated to occur in October 2014, the entire building will be included in our consolidated portfolio metrics.
(5) "Strategic Category" reflects management's categorization of the property based on our corporate strategic plans. "Strategic Hold" represents properties that are highly aligned with the corporate strategic plans. "Value-Add" represents strategic hold properties to which we intend to add value through lease-up, development and/or redevelopment. "Non-Core" represents properties that are no longer a strategic fit, properties in submarkets where we do not have asset concentration or operating efficiencies and/or properties where we believe we have maximized value.
(6) 673,785 square feet of additional land is available for development, not including Storey Park.
(7) Reflects the total projected cost to achieve stabilization, which includes, but is not limited to, the original cost basis of the property (or applicable portion thereof), projected base building costs, projected leasing commissions, projected tenant improvements, and projected capitalized expenses.
(8) Reflects the Total Project Costs incurred to date.
(9) Reflects the projected cash NOI after burn off of rent abatement divided by Total Project Costs.
(10)Represents operating results of the unconsolidated joint ventures, not our economic interest in the properties.

Leasing and Occupancy Summary (unaudited)

Portfolio by Property Type and Strategic Category(1)
				Occupied Portfolio by Property Type and Strategic Category				Leased Portfolio by Property Type and Strategic Category
	Square Feet	% of Total Portfolio	Number of Buildings	Occupied Square Feet	% Occupied	Annualized Cash Basis Rent(2)	% of Annualized Cash Basis Rent	Leased Square Feet(3)	% Leased	Annualized Cash Basis Rent(2)(3)	% of Annualized Cash Basis Rent
By Property Type
Office	3,647,571	41.1%	50	3,156,523	86.5%	$70,699,784	58.4%	3,316,683	90.9%	$73,853,382	58.7%
Business Park / Industrial	5,220,075	58.9%	85	4,554,472	87.2%	50,437,172	41.6%	4,720,039	90.4%	51,907,595	41.3%
Total / Weighted Average	8,867,646	100.0%	135	7,710,995	87.0%	$121,136,956	100.0%	8,036,722	90.6%	$125,760,977	100.0%

By Strategic Category(4)
Strategic Hold	6,261,874	70.6%	75	5,743,897	91.7%	$96,653,424	79.8%	5,878,187	93.9%	$98,779,433	78.5%
Value-Add	396,224	4.5%	4	248,063	62.6%	4,473,302	3.7%	349,714	88.3%	6,310,239	5.0%
Non-Core	2,209,548	24.9%	56	1,719,035	77.8%	20,010,230	16.5%	1,808,821	81.9%	20,671,305	16.5%
Total / Weighted Average	8,867,646	100.0%	135	7,710,995	87.0%	$121,136,956	100.0%	8,036,722	90.6%	$125,760,977	100.0%

Market Concentration by Annualized Cash Basis Rent(2)(3)

	Washington DC	Maryland	Northern VA	Southern VA
				Richmond	Norfolk	Subtotal	Total
Office	20.1%	17.3%	20.1%	0.0%	1.3%	1.3%	58.7%
Business Park / Industrial	0.0%	9.7%	11.6%	4.9%	15.0%	19.9%	41.3%
Total / Weighted Average	20.1%	27.0%	31.7%	4.9%	16.3%	21.2%	100.0%

(1)	Does not include space in development or redevelopment.

(2)
Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases.

(3)	Includes leased spaces that are not yet occupied.

(4)
"Strategic Category" reflects management's categorization of the property based on our corporate strategic plans. "Strategic Hold" represents properties that are highly aligned with the corporate strategic plans. "Value-Add" represents strategic hold properties to which we intend to add value through lease-up, development and/or redevelopment. "Non-Core" represents properties that are no longer a strategic fit, properties in submarkets where we do not have asset concentration or operating efficiencies and/or properties where we believe we have maximized value.

Portfolio by Size (unaudited)

Square Feet Under Lease	Number of Leases	Leased Square Feet	% of Total Square Feet	Annualized Cash Basis Rent(1)	% of Annualized Cash Basis Rent	Average Base Rent per Square Foot(1)
0-2,500	172	265,898	3.3%	$4,648,402	3.7%	$17.48
2,501-10,000	362	1,875,113	23.3%	26,143,012	20.8%	13.94
10,001-20,000	123	1,692,713	21.1%	25,579,870	20.3%	15.11
20,001-40,000	56	1,496,573	18.6%	20,498,883	16.3%	13.70
40,001-100,000	22	1,325,869	16.5%	18,910,594	15.0%	14.26
100,000 +	10	1,380,556	17.2%	29,980,215	23.8%	21.72

Total / Weighted Average	745	8,036,722	100.0%	$125,760,977	100.0%	$15.65

Annualized Cash Basis Rent
$ 12 M
$ 10 M
$ 8 M
$ 6 M
$ 4 M
$ 2 M
$ M
MTM
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
Thereafter
< 20,000 SF
20,000 - 100,000 SF
> 100,000 SF

(1)
Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases.

Top Twenty-Five Tenants (unaudited)

Ranking	Tenant	Number of Leases	Total Leased Square Feet	Annualized Cash Basis Rent(1)	% of Annualized Cash Basis Rent	Weighted Average Remaining Lease Years

1	U.S. Government	24	757,425	$16,370,669	13.0%	4.2
2	BlueCross BlueShield	1	204,314	6,094,687	4.8%	8.9
3	CACI International	1	214,214	5,421,708	4.3%	2.3
4	BAE Systems Technology Solutions & Services	3	167,881	4,004,339	3.2%	5.6
5	ICF Consulting Group Inc.	1	127,946	3,421,276	2.7%	9.8
6	Sentara Healthcare	6	276,974	2,528,316	2.0%	6.0
7	Stock Building Supply, Inc.	2	171,996	2,106,951	1.7%	2.4
8	State of Maryland - AOC	14	101,113	1,937,276	1.5%	5.3
9	Vocus, Inc.	1	93,000	1,675,454	1.3%	8.5
10	Montgomery County, Maryland	2	57,825	1,430,334	1.1%	7.2
11	Siemens Corporation	3	100,745	1,392,616	1.1%	1.9
12	First Data Corporation	1	117,336	1,331,764	1.1%	5.2
13	Affiliated Computer Services, Inc	1	107,422	1,318,068	1.0%	2.3
14	Odin, Feldman & Pittle	1	53,918	1,161,394	0.9%	13.1
15	Lyttle Corp	1	54,530	1,112,957	0.9%	8.3
16	District of Columbia CVS Pharmacy, LLC	1	11,692	1,052,280	0.8%	13.6
17	Harris Corporation	3	47,358	996,748	0.8%	0.6
18	American Public University System, Inc.	3	63,455	969,573	0.8%	1.7
19	Verizon	5	70,627	944,192	0.8%	4.4
20	DRS Defense Solutions, LLC	2	45,675	918,677	0.7%	3.4
21	General Dynamics	4	147,248	898,105	0.7%	5.3
22	Harris Connect	1	64,486	862,176	0.7%	2.0
23	McLean Bible Church	1	53,559	816,775	0.6%	9.8
24	Telogy Networks, Inc.	1	52,145	798,861	0.6%	3.7
25	National Women's Law Center	2	24,760	753,541	0.6%	8.4

	Subtotal Top 25 Tenants	85	3,187,644	$60,318,734	48.0%	5.5
	All Remaining Tenants	660	4,849,078	65,442,243	52.0%	4.8

	Total / Weighted Average	745	8,036,722	$125,760,977	100.0%	5.1

Tenant Diversification by Industry

Administrative & Support
4%
Real Estate & Construction
4%
Education
2%
Finance & Insurance
9%
Health Services
7%
Manufacturing
5%
Other
7%
Government
17%
Professional Services
27%
Retail & Entertainment
8%
Information
5%
Transportation & Warehousing
1%
Wholesale Trade
4%

(1)
Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected in triple-net equivalent basis, by deducting operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases.

Annual Lease Expirations (unaudited)

	Total Portfolio					Property Type
						Office		Business Park / Industrial
Year of Lease Expiration(1)	Number of Leases Expiring	Leased Square Feet	% of Leased Square Feet	Annualized Cash Basis Rent(2)	Average Base Rent per Square Foot(2)	Leased Square Feet	Average Base Rent per Square Foot(2)	Leased Square Feet	Average Base Rent per Square Foot(2)
MTM	4	21,927	0.3%	$239,312	$10.91	12,145	$14.55	9,782	$6.40
2014	16	77,373	1.0%	1,047,348	13.54	34,963	15.36	42,410	12.03
2015	106	611,883	7.6%	9,029,190	14.76	219,467	19.75	392,416	11.96
2016	107	800,220	10.0%	13,357,796	16.69	262,966	28.20	537,254	11.06
2017	114	1,351,580	16.8%	20,698,710	15.31	439,275	23.71	912,305	11.27
2018	87	932,679	11.6%	13,524,001	14.50	391,294	19.42	541,385	10.94
2019	89	1,006,178	12.5%	13,660,695	13.58	264,813	18.57	741,365	11.79
2020	72	1,146,782	14.3%	15,941,875	13.90	469,123	21.05	677,659	8.96
2021	32	293,658	3.7%	4,055,700	13.81	76,708	20.25	216,950	11.54
2022	34	291,917	3.6%	4,412,772	15.12	115,921	23.75	175,996	9.43
2023	18	558,597	7.0%	11,988,573	21.46	324,430	27.38	234,167	13.27
Thereafter	66	943,928	11.6%	17,805,006	18.86	705,578	21.82	238,350	10.11
Total / Weighted Average	745	8,036,722	100.0%	$125,760,977	$15.65	3,316,683	$22.27	4,720,039	$11.00

(1)	We classify leases that expired or were terminated on the last day of the year as leased square footage since the tenant is contractually entitled to the space.

(2)
Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple- net equivalent basis, by deducting operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases.

Quarterly Lease Expirations (unaudited)

Quarter of Lease Expiration(1)	Number of Leases Expiring	Leased Square Feet	% of Leased Square Feet	Annualized Cash Basis Rent(2)	Average Base Rent per Square Foot (2)

MTM	4	21,927	0.3%	$239,312	$10.91
2014 - Q4	16	77,373	1.0%	1,047,348	13.54
2015 - Q1	25	136,388	1.7%	1,611,124	11.81
2015 - Q2	27	176,197	2.2%	2,873,096	16.31
2015 - Q3	25	143,134	1.8%	2,086,114	14.57

Total / Weighted Average	97	555,019	6.9%	$7,856,994	$14.16

.

(1)	We classify leases that expired or were terminated on the last day of the quarter as leased square footage since the tenant is contractually entitled to the space.

(2)
Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases.

Leasing Analysis (unaudited)

Lease Summary(1)
All Comparable and Non-comparable Leases
	Three Months Ended September 30, 2014
	Square Footage	Number of Leases Signed	Cash Basis Base Rent	GAAP Basis Base Rent	Average Lease Term	Average Capital Cost Per Sq. Ft.(2)	Average Capital Cost per Sq. Ft. per Year (2)
New Leases	388,733	30	$16.52	$14.51	10.0	$39.56	$3.94
First Generation New Leases	201,776	7	23.76	19.61	13.8	58.18	4.20
Second Generation New Leases	186,957	23	8.71	9.00	5.9	19.47	3.28
Renewal Leases	343,811	26	10.39	10.71	4.6	5.81	1.25
Total / Weighted Average	732,544	56	$13.64	$12.72	7.5	$23.72	$3.16

	Nine Months Ended September 30, 2014
	Square Footage	Number of Leases Signed	Cash Basis Base Rent	GAAP Basis Base Rent	Average Lease Term	Average Capital Cost Per Sq. Ft.(2)	Average Capital Cost per Sq. Ft. per Year (2)
New Leases	699,496	79	$16.06	$14.82	9.2	$40.86	$4.45
First Generation New Leases	318,976	18	22.60	19.12	12.1	59.98	4.95
Second Generation New Leases	380,520	61	10.58	11.22	6.7	24.83	3.69
Renewal Leases	642,287	59	11.40	11.70	4.2	6.39	1.50
Total / Weighted Average	1,341,783	138	$13.83	$13.33	6.8	$24.36	$3.57

Lease Comparison(1)
Comparable Leases Only (3)
	Three Months Ended September 30, 2014
			Cash Basis			GAAP Basis
	Square Footage	Number of Leases Signed	Base Rent	Previous Base Rent	Percent Change	Base Rent	Previous Base Rent	Percent Change	Average Lease Term
New Leases	74,879	8	$8.99	$9.62	-6.5%	$9.49	$9.25	2.6%	7.3
Renewal Leases	343,811	26	10.39	10.82	-3.9%	10.71	10.15	5.5%	4.6
Total / Weighted Average	418,690	34	$10.14	$10.61	-4.4%	$10.49	$9.99	5.0%	5.1

	Nine Months Ended September 30, 2014
			Cash Basis			GAAP Basis
	Square Footage	Number of Leases Signed	Base Rent	Previous Base Rent	Change	Base Rent	Previous Base Rent	Percent Change	Average Lease Term
New Leases	177,787	28	$12.91	$13.48	-4.2%	$13.82	$13.00	6.3%	7.1
Renewal Leases	642,287	59	11.40	12.04	-5.3%	11.70	11.26	4.0%	4.2
Total / Weighted Average	820,074	87	$11.73	$12.35	-5.1%	$12.16	$11.64	4.5%	4.9

(1)
Excludes leasing activity at properties that have been sold, or were under contract to be sold during the third quarter of 2014. First and second quarter 2014 activity for properties not under contract to be sold at that time is included.

(2)
The average capital cost includes leasing commissions and tenant improvements, but does not include base building improvements needed to (1) bring a space up to code, (2) create building-standard operating efficiency, or (3) add demising walls and define the separate operations of a suite.

(3)	Comparable lease comparisons do not include comparable data for first generation spaces, suites that have been vacant for over twelve months, or leases with terms of less than one year.

Retention Summary (unaudited)

	Three Months Ended September 30, 2014 (1)			Nine Months Ended September 30, 2014 (1)
	Square Footage Expiring(2)	Square Footage Renewed	Retention Rate	Square Footage Expiring(2)	Square Footage Renewed	Retention Rate
Total Portfolio	437,311	343,811	79%	936,910	642,287	69%
Washington DC	10,570	4,628	44%	57,459	15,265	27%
Maryland	73,031	55,916	77%	158,754	81,283	51%
Northern Virginia	115,813	92,416	80%	190,817	131,777	69%
Southern Virginia	237,897	190,851	80%	529,880	413,962	78%

(1)
Excludes leasing activity at properties that have been sold, or were under contract to be sold during the third quarter of 2014. First and second quarter 2014 activity for properties not under contract to be sold at that time is included.

(2)	Leases that expire or are terminated on the last day of the quarter are classified as leased square footage and are not reported as expired until the following quarter.

Office Properties (unaudited)

Property(1)	Buildings	Location	Strategic Category(2)	Square Feet	Annualized Cash Basis Rent(3)	% Leased	% Occupied	Average Base Rent per Square Foot(3)

Washington DC
11 Dupont Circle, NW	1	CBD(5)	Strategic Hold	152,850	$5,317,193	100.0%	100.0%	$34.79
440 First Street, NW(4)	1	Capitol Hill	Value-Add	37,996	1,144,751	100.0%	100.0%	30.13
500 First Street, NW	1	Capitol Hill	Strategic Hold	129,035	4,647,015	100.0%	100.0%	36.01
840 First Street, NE	1	NoMA(5)	Strategic Hold	248,536	7,160,942	97.7%	97.7%	29.48
1211 Connecticut Avenue, NW	1	CBD(5)	Strategic Hold	129,298	3,513,289	90.5%	64.0%	30.02
1401 K Street, NW	1	East End	Strategic Hold	117,378	3,437,564	90.8%	88.1%	32.26
Total / Weighted Average	6			815,093	$25,220,754	96.5%	91.9%	$32.07

Maryland
Annapolis Business Center	2	Annapolis	Strategic Hold	101,113	$1,937,276	100.0%	100.0%	$19.16
Cloverleaf Center	4	Germantown	Strategic Hold	173,766	2,185,348	73.0%	73.0%	17.22
Hillside I and II(6)	2	Columbia	Strategic Hold	63,709	598,407	67.5%	62.2%	13.91
Metro Park North	4	Rockville	Strategic Hold	191,211	2,781,512	87.3%	87.3%	16.67
Redland Corporate Center	3	Rockville	Strategic Hold	483,162	12,248,100	100.0%	100.0%	25.35
TenThreeTwenty	1	Columbia	Value-Add	138,854	1,974,340	96.0%	81.9%	14.81
Total / Weighted Average	16			1,151,815	$21,724,983	91.5%	89.5%	$20.60

Northern Virginia
Atlantic Corporate Park	2	Sterling	Value-Add	219,374	$3,191,148	81.3%	43.9%	$17.88
Cedar Hill	2	Tyson's Corner	Strategic Hold	102,632	2,197,561	100.0%	100.0%	21.41
Enterprise Center	4	Chantilly	Non-Core	189,331	2,921,261	88.4%	85.7%	17.46
Herndon Corporate Center	4	Herndon	Non-Core	127,887	1,588,994	84.9%	84.9%	14.64
One Fair Oaks	1	Fairfax	Strategic Hold	214,214	5,421,708	100.0%	100.0%	25.31
Reston Business Campus	4	Reston	Non-Core	82,398	798,267	66.1%	53.7%	14.65
Three Flint Hill	1	Oakton	Strategic Hold	180,819	3,404,594	96.3%	96.3%	19.56
Van Buren Office Park	5	Herndon	Non-Core	106,873	869,389	66.7%	66.7%	12.20
Wiehle Avenue	1	Reston	Strategic Hold	130,048	2,796,272	100.0%	100.0%	21.50
Windsor at Battlefield	2	Manassas	Non-Core	155,511	2,081,523	92.0%	92.0%	14.55
Total / Weighted Average	26			1,509,087	$25,270,716	89.1%	82.6%	$18.80

Southern Virginia
Greenbrier Towers	2	Chesapeake	Strategic Hold	171,576	$1,636,929	76.9%	75.4%	$12.41

Total / Weighted Average	50			3,647,571	$73,853,382	90.9%	86.5%	$22.27

Strategic Category(2)
Strategic Hold	27			2,589,347	$59,283,709	93.6%	91.9%	$24.47
Value-Add	4			396,224	6,310,239	88.3%	62.6%	18.04
Non-Core	19			662,000	8,259,434	82.3%	80.0%	15.17
Total / Weighted Average	50			3,647,571	$73,853,382	90.9%	86.5%	$22.27

Unconsolidated Joint Ventures
1750 H Street, NW	1	CBD - DC(5)		113,235	$3,916,138	100.0%	95.8%	$34.58
Aviation Business Park	3	Glen Burnie - MD		120,285	1,179,051	66.2%	42.3%	14.82
Prosperity Metro Plaza	2	Merrifield - NOVA		326,519	7,348,250	93.0%	93.0%	24.20
Total / Weighted Average	6			560,039	$12,443,439	88.7%	82.7%	$25.06

(1)	Does not include space undergoing substantial development or redevelopment.

(2)
"Strategic Category" reflects management's categorization of the property based on our corporate strategic plans. "Strategic Hold" represents properties that are highly aligned with the corporate strategic plans. "Value-Add" represents strategic hold properties to which we intend to add value through lease-up, development and/or redevelopment. "Non-Core" represents properties that are no longer a strategic fit, properties in submarkets where we do not have asset concentration or operating efficiencies and/or properties where we believe we have maximized value.

(3)
Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases. Includes leased spaces that are not yet occupied.

(4)
Amounts include activity at 440 First Street, NW to the extent the space is occupied. Once the entire property is placed into service, which is estimated to occur in October 2014, the entire building will be included in our consolidated portfolio metrics.

(5)	CBD refers to the Central Business District and NoMa refers to North of Massachusetts Avenue.

(6)	Excludes 21,922 square feet of space that was placed into redevelopment during the first quarter of 2014.

Business Park / Industrial Properties (unaudited)

Property(1)	Buildings	Location	Strategic Category(2)	Square Feet	Annualized Cash Basis Rent(3)	% Leased	% Occupied	Average Base Rent per Square Foot(3)

Maryland
Ammendale Business Park(4)	7	Beltsville	Strategic Hold	312,846	$4,187,581	100.0%	100.0%	$13.39
Gateway 270 West	6	Clarksburg	Strategic Hold	253,916	3,160,938	88.5%	74.0%	14.07
Owings Mills Business Park(5)	4	Owings Mills	Non-Core	180,475	1,136,117	53.7%	53.7%	11.73
Rumsey Center	4	Columbia	Strategic Hold	135,047	1,408,796	94.7%	92.1%	11.02
Snowden Center	5	Columbia	Strategic Hold	145,267	2,315,814	100.0%	100.0%	15.94
Total / Weighted Average	26			1,027,551	$12,209,246	88.3%	84.4%	$13.45

Northern Virginia
Gateway Centre Manassas	3	Manassas	Non-Core	102,446	$855,719	86.6%	60.5%	$9.65
Linden Business Center	3	Manassas	Non-Core	109,787	1,048,179	96.2%	96.2%	9.93
Newington Business Park Center(6)	7	Lorton	Non-Core	255,567	2,373,074	85.0%	82.0%	10.93
Plaza 500(6)	2	Alexandria	Strategic Hold	500,880	5,176,746	96.7%	96.7%	10.69
Prosperity Business Center	1	Merrifield	Non-Core	71,373	793,798	92.5%	92.5%	12.03
Sterling Park Business Center(7)	7	Sterling	Strategic Hold	471,835	4,387,418	96.5%	94.8%	9.64
Total / Weighted Average	23			1,511,888	$14,634,934	93.7%	90.9%	$10.33

Southern Virginia
Battlefield Corporate Center	1	Chesapeake	Strategic Hold	96,720	$811,368	100.0%	100.0%	$8.39
Chesterfield Business Center(8)	11	Richmond	Non-Core	320,189	1,854,126	86.2%	74.5%	6.72
Crossways Commerce Center(9)	9	Chesapeake	Strategic Hold	1,082,753	11,337,877	94.8%	94.8%	11.05
Greenbrier Business Park(10)	4	Chesapeake	Strategic Hold	411,253	4,066,220	81.9%	72.6%	12.07
Hanover Business Center	4	Ashland	Non-Core	184,032	864,822	70.0%	68.5%	6.72
Norfolk Commerce Park(11)	3	Norfolk	Strategic Hold	262,010	2,642,967	94.0%	92.3%	10.73
Park Central	3	Richmond	Non-Core	204,696	2,196,490	93.3%	93.3%	11.50
Virginia Technology Center	1	Glen Allen	Non-Core	118,983	1,289,547	79.1%	79.1%	13.69
Total / Weighted Average	36			2,680,636	$25,063,417	89.4%	86.3%	$10.46

Total / Weighted Average	85			5,220,075	$51,907,595	90.4%	87.2%	$11.00

Strategic Category(2)
Strategic Hold	48			3,672,527	$39,495,724	94.1%	91.6%	$11.43
Value-Add	0			—	—	NA	NA	NA
Non-Core	37			1,547,548	12,411,871	81.7%	76.9%	9.82
Total / Weighted Average	85			5,220,075	$51,907,595	90.4%	87.2%	$11.00

Unconsolidated Joint Ventures
RiversPark I and II	6	Columbia - MD		307,984	$4,177,157	94.7%	94.7%	$14.32

(1)	Does not include space in development or redevelopment.

(2)
"Strategic Category" reflects management's categorization of the property based on our corporate strategic plans. "Strategic Hold" represents properties that are highly aligned with the corporate strategic plans. "Value-Add" represents strategic hold properties to which we intend to add value through lease-up, development and/or redevelopment. "Non-Core" represents properties that are no longer a strategic fit, properties in submarkets where we do not have asset concentration or operating efficiencies and/or properties where we believe we have maximized value.

(3)
Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases. Includes leased spaces that are not yet occupied.

(4)	Ammendale Business Park consists of Ammendale Commerce Center and Indian Creek Court.

(5)	Owings Mills Business Park consists of Owings Mills Business Center and Owings Mills Commerce Center, which was sold as of October 16, 2014.

(6)	Newington Business Park Center and Plaza 500 are classified as Industrial properties.

(7)	Sterling Park Business Center consists of 22370/22400/22446/22455 Davis Drive and 403/405/22560 Glenn Drive.

(8)	Chesterfield Business Center consists of Airpark Business Center, Chesterfield Business Center and Pine Glen.

(9)
Crossways Commerce Center consists of the Coast Guard Building, Crossways Commerce Center I, Crossways Commerce Center II, Crossways Commerce Center IV, Crossways I, Crossways II, and 1434 Crossways Boulevard.

(10)	Greenbrier Business Park consists of Greenbrier Technology Center I, Greenbrier Technology Center II and Greenbrier Circle Corporate Center.

(11)	Norfolk Commerce Park consists of Norfolk Business Center, Norfolk Commerce Park II and Gateway II.

Management Statements on Non-GAAP Supplemental Measures

Investors and analysts following the real estate industry utilize funds from operations ("FFO"), net operating income ("NOI"), earnings before interest, taxes, depreciation and amortization ("EBITDA") and adjusted funds from operations ("AFFO"), variously defined, as supplemental performance measures.
We believe NOI, Same-Property NOI, EBITDA, FFO, Core FFO and AFFO are appropriate measures given their wide use by and relevance to investors and analysts. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation/amortization of real estate assets. NOI provides a measure of rental operations and does not factor in depreciation/amortization and non- property specific expenses such as general and administrative expenses. EBITDA provides a further tool to evaluate the ability to incur and service debt and to fund dividends and other cash needs. AFFO provides a further tool to evaluate the ability to fund dividends. In addition, FFO, NOI, EBITDA and AFFO are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.
NOI
Management believes that NOI is a useful measure of our property operating performance. We define NOI as operating revenues (rental, tenant reimbursements and other income) less property and related expenses (property expenses, real estate taxes and insurance). Other real estate investment trust ("REITs") may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs.
Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, gains and losses from property dispositions, discontinued operations and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. We use NOI to evaluate its operating performance since NOI allows us to evaluate the impact that factors such as occupancy levels, lease structure, lease rates and tenant base have on our results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about our property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of our overall financial performance since it does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties.
SAME-PROPERTY NOI
We define same-property NOI as NOI for our properties wholly owned and in-service during the entirety of the periods presented. Other REITs may use different methodologies for calculating same-property NOI and, accordingly, our same-property NOI may not be comparable to other REITs.
EBITDA
Management believes that EBITDA is a useful measure of our operating performance. EBITDA is defined as earnings before interest, taxes, depreciation and amortization.
Management considers EBITDA to be an appropriate supplemental performance measure since it represents earnings prior to the impact of depreciation, amortization, gain (loss) from property dispositions and gains or losses on the retirement of debt. This calculation facilitates the review of income from operations without considering the effect of non-cash depreciation and amortization or the cost of debt.
FFO
Management believes that FFO is a useful measure of our operating performance. We compute FFO as defined by the National Association of Real Estate Investment Trusts, or NAREIT, which states FFO should represent net income or loss before noncontrolling interests (computed in accordance with GAAP) plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures, gains or losses on the sale of rental property and impairments of rental property. We also exclude, from our FFO calculation, any depreciation and amortization related to third parties from our consolidated joint ventures. Further, other REITs may use different methodologies for calculating FFO and, accordingly, our FFO may not be comparable to other REITs. We present FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding common Operating Partnership units for the periods presented.

Management considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, we believe that FFO provides a more meaningful and accurate indication of our performance. In addition, management believes that FFO provides useful information to the investment community about our financial performance when compared to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.
CORE FFO
Management believes that the computation of FFO in accordance with NAREIT’s definition includes certain items that are not indicative of the results provided by our operating portfolio and affect the comparability of our period-over-period performance. These items include, but are not limited to, gains and losses on the retirement of debt, legal costs associated with the informal SEC inquiry, personnel separation costs, contingent consideration charges and acquisition costs.
AFFO
Management believes that AFFO is a useful measure for comparative purposes to other REIT's. We compute AFFO by adding to FFO equity based compensation expense and the non-cash amortization of deferred financing costs and non-real estate depreciation, and then subtracting cash paid for any recurring tenant improvements, leasing commissions, and recurring capital expenditures, and eliminating the net effect of straight-line rents, deferred market rent and debt fair value amortization.
First generation costs include tenant improvements, leasing commissions and capital expenditures that were taken into consideration when underwriting the purchase of a property or incurred to bring the property to operating standard for its intended use. We also exclude development and redevelopment related expenditures. AFFO provides an additional perspective on our ability to fund cash needs and make distributions to shareholders by adjusting for the effect of these non-cash items included in FFO, as well as recurring capital expenditures and leasing costs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.